UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 26, 2010

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1, 3 and 4, and 6 though 8 are not applicable and therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Rimage Corporation (the “Company”) hereby furnishes a press release, issued on March 3, 2010, disclosing material non-public information regarding its results of operations for the quarter and year ended December 31, 2009 and hereby furnishes statements of Sherman L. Black, its President, Chief Executive Officer and Chief Operating Officer, and Robert M. Wolf, its Chief Financial Officer, made on March 3, 2010 at a telephone conference relating to the quarter and year ended December 31, 2009 results.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 25, 2010, the Compensation Committee of the Company recommended, and on February 26, 2010, the Board of Directors of the Company approved, an increase in the annual base salaries of Samir Mittal, the Company’s Chief Technology Officer, and Robert M. Wolf, the Company’s Chief Financial Officer.  Mr. Mittal’s annual base salary will be $221,450 and Mr. Wolf’s annual base salary will be $216,300, with the increases effective June 28, 2010.  The base salary of Sherman L. Black, the Company’s President, Chief Executive Officer and Chief Operating Officer, was not changed.

Additionally, the Compensation Committee recommended on February 25, 2010, and the Board of Directors approved on February 26, 2010, cash bonuses to the Company’s executive officers under the Company’s 2009 cash incentive compensation plan for executive officers (the “2009 Incentive Plan”) based upon achievement of the quarterly and annual goals related to sales and operating income as a percentage of sales that were established by the Compensation Committee.  The following table summarizes the estimated bonuses under the 2009 Incentive Plan to the Company’s current executive officers.

Name of Executive Officer	2009 Incentive Plan Estimated Bonus Amount

Sherman L. Black President, Chief Executive Officer and Chief Operating Officer	$178,425

Robert M. Wolf Chief Financial Officer	$155,400

Samir Mittal Chief Technology Officer	$ 44,308

In the case of Messrs. Black and Mittal, amounts reflect service for part of 2009.  In addition, the Company’s former Chief Executive Officer, Bernard P. Aldrich, will be paid an estimated bonus under the 2009 Incentive Plan of $314,353.  Mr. Aldrich is entitled to the bonus under the terms of the 2009 Incentive Plan and the terms of his separation and release agreement from the Company dated November 4, 2009.

The estimated cash bonus amounts will be finalized upon completion of the audit of the Company’s financial statements for the year ended December 31, 2009, but the final amounts are not expected to change materially from the estimated amounts stated above.  These cash bonuses will be paid following completion of the audit, which is expected to be on or about March 11, 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on March 3, 2010.

99.2	Statements of Sherman L. Black, President, Chief Executive Officer and Chief Operating Officer, and Robert M. Wolf, Chief Financial Officer, at a telephone conference held on March 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:  March 4, 2010